EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DATE: November 13, 2017

ARC Group Worldwide Reports Fiscal Year First Quarter 2018 Results

DELAND, FL., November 13, 2017—ARC Group Worldwide, Inc. (“ARC” or the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and metal 3D printing solutions, today reported its results for the period ending October 1, 2017, its fiscal first quarter 2018.

Quarterly Financial Summary

Fiscal first quarter 2018 revenue from continuing operations was $19.9 million, compared to $25.7 million for the fiscal first quarter of 2017.  The decrease in sales was primarily driven by lower MIM and plastics sales, most notably in the firearm and defense sectors.  Lower production volumes impacted the Company’s operational efficiency during the quarter, as gross profit from continuing operations was $1.4 million, compared to $4.7 million for the prior year period.

Selling, general and administrative expenses for the fiscal first quarter 2018 declined to $3.5 million, down from $4.9 million in the prior year period.  Expense reductions were primarily attributable to the Company’s recent cost elimination initiatives.

EBITDA from continuing operations for the fiscal first quarter 2018 was $0.4 million, compared to the prior year period of $1.4 million.  Net loss from continuing operations for the fiscal first quarter 2018 was $3.3 million, compared to net loss from continuing operations of $0.7 million for the prior year period.

Fiscal first quarter 2018 net loss was $3.6 million, compared to net income of $3.6 million for the fiscal first quarter of 2017.  Prior year results included the $4.3 million benefit associated with and from the sale of the Company’s non-core subsidiaries.

ARC’s interim CEO and CFO, Drew M. Kelley, commented, “Management remains focused on returning the Company to profitability, while driving cash flow and rightsizing the balance sheet.  While certain markets we service remain challenged, the Company is not taking a passive approach towards improving top and bottom line results.  Specifically, the Company recently implemented a new cost saving program which we estimate will eliminate approximately $3.3 million in expenses per year.  Notably, these cost reductions are incremental to previously announced initiatives, which are estimated to eliminate approximately $6.0 million in annual costs.  While we expect the decline in sales to be temporary, our focus on operational efficiency and cost reduction will be ongoing.  Thus, a further review of the recent operating results suggest once our combined cost reduction initiatives take hold, we can expect to achieve similar profitability and margins despite lower top line results.  Thereafter, with the eventual return of normalized revenue levels, overall profitability could exceed historic results.”

Mr. Kelley continued, “At the same time, our metal 3D business continues to advance, both technically and financially, recording robust sequential revenue growth and record EBITDA during the quarter.  As a result of this continued improvement, the Company is evaluating additional investment opportunities to further accelerate the pace of growth.”

GAAP to Non-GAAP Reconciliation

The Company has provided non-GAAP financial information to provide additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe are representative or indicative of its results of operations.  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, EBITDA from Continuing Operations, EBITDA Margin from Continuing Operations, Facility EBITDA from Continuing Operations, Facility EBITDA Margin from Continuing Operations, Adjusted Earnings, and Adjusted Earnings Per Share are non-GAAP financial measures.  EBITDA Margin from Continuing Operations and Facility EBITDA Margin from Continuing Operations are calculated by dividing EBITDA from Continuing Operations and Facility EBITDA from Continuing Operations, respectively, by sales.

The reconciliation to GAAP is as follows (dollars in thousands):

	October 1,	October 2,
For the three months ended:	2017	2016
Net (Loss) Income	$(3,555)	$3,607
Interest Expense, Net	1,012	1,107
Income Taxes	172	(1,331)
Depreciation and Amortization	2,516	2,345
Adjustment to Exclude Loss (Income) from Discontinued Operations	270	(4,318)
EBITDA from Continuing Operations	$415	$1,410
EBITDA Margin from Continuing Operations	2.1%	5.5%
Corporate Expenses	1,086	2,140
Facility EBITDA from Continuing Operations	$1,501	$3,550
Facility EBITDA Margin from Continuing Operations	7.5%	13.8%

Net (Loss) Income	$(3,555)	$3,607
Adjustment to Exclude Loss (Income) from Discontinued Operations, Net of Tax	270	(4,318)
Reorganization/Transaction Expenses	329	1,088
Adjusted Earnings	$(2,956)	$377
Adjusted Earnings Per Share	$(0.16)	$0.02
Weighted Average Common Shares Outstanding	18,194,091	18,123,883

EBITDA from Continuing Operations excludes interest expense, net and income taxes as these items are associated with our capitalization and tax structures.  EBITDA from Continuing Operations also excludes depreciation and amortization expense as these non-cash expenses reflect the impact of prior capital expenditure decisions, which may not be indicative of future capital expenditure requirements.  EBITDA from Continuing Operations excludes the (income) or loss associated with discontinued operations.

Facility EBITDA from Continuing Operations consists of EBITDA from our operating segments.  We believe this is a meaningful measurement of the operating performance of our manufacturing facilities.  Corporate expenses primarily consist of costs not allocated to our manufacturing facilities, such as compensation related costs for employees assigned to corporate, board of directors fees and expenses, professional fees, insurance costs, and marketing costs.

Adjusted Earnings removes the impact of reorganization/transaction related expenses and the impact of discontinued operations.  Reorganization expenses are primarily labor and labor related costs associated with the termination of employees.  Transaction expenses are primarily professional fees related to the refinancing of debt and the sale of non-core assets.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. is a global advanced manufacturing and metal 3D printing service provider focused on accelerating speed to market for its customers.  ARC provides a holistic set of precision manufacturing solutions, from design and prototyping through full run production.  These solutions include metal injection molding, metal 3D printing, metal stamping, plastic injection molding, clean room injection molding, thixomolding, and rapid and conformal tooling.  Further, ARC utilizes technology to improve automation in manufacturing through robotics, software and process automation, and lean manufacturing to improve efficiency.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates, and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information on risks and uncertainties that could affect ARC’s business, financial condition, and results of operations, readers are encouraged to review Item 1A.  – Risk Factors and all other disclosures appearing in ARC’s Form 10-K for the fiscal year ended June 30, 2017, as well as other documents ARC files from time to time with the Securities and Exchange Commission.

PHONE: (303) 467-5236

Email: InvestorRelations@arcw.com

ARC Group Worldwide, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

	For the three months ended
	October 1,	October 2,
	2017	2016
Sales	$19,950	$25,712
Cost of sales	18,528	21,034
Gross profit	1,422	4,678
Selling, general and administrative	3,486	4,857
Loss from operations	(2,064)	(179)
Other expense, net	(37)	(33)
Interest expense, net	(1,012)	(1,107)
Loss on extinguishment of debt	—	(723)
Loss before income taxes	(3,113)	(2,042)
Income tax (expense) benefit	(172)	1,331
Net loss from continuing operations	(3,285)	(711)
(Loss) gain on sale of subsidiaries and income (loss) from discontinued operations, net of tax	(270)	4,318
Net (loss) income	(3,555)	3,607
Net income attributable to non-controlling interest
Continuing operations	—	(22)
Discontinued operations	—	(4)
Net income attributable to non-controlling interest	—	(26)
Net (loss) income attributable to ARC Group Worldwide, Inc.	$(3,555)	$3,581

Net (loss) income per common share, basic and diluted:
Continuing operations	$(0.18)	$(0.04)
Discontinued operations	$(0.02)	$0.24
Attributable to ARC Group Worldwide, Inc.	$(0.20)	$0.20

Weighted average common shares outstanding:
Basic and diluted	18,194,091	18,123,883

ARC Group Worldwide, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	October 1, 2017	June 30, 2017
ASSETS
Current assets:
Cash	$397	$593
Accounts receivable, net	12,278	10,488
Inventories, net	14,457	14,369
Prepaid expenses and other current assets	2,685	3,152
Current assets of discontinued operations	—	1,452
Total current assets	29,817	30,054
Property and equipment, net	40,567	41,349
Goodwill	6,412	6,412
Intangible assets, net	18,783	19,624
Other	298	291
Long-term assets of discontinued operations	—	1,893
Total assets	$95,877	$99,623

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,735	$8,681
Accrued expenses and other current liabilities	3,216	3,273
Deferred revenue	1,167	1,165
Bank borrowings, current portion of long-term debt	1,733	1,701
Capital lease obligations, current portion	1,490	1,470
Accrued escrow obligations, current portion	1,212	1,212
Current liabilities of discontinued operations	—	283
Total current liabilities	18,553	17,785
Long-term debt, net of current portion	42,309	42,822
Capital lease obligations, net of current portion	1,602	1,888
Accrued escrow obligations, net of current portion	942	1,184
Other long-term liabilities	917	1,017
Long-term liabilities of discontinued operations	—	260
Total liabilities	64,323	64,956

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0005 par value, 250,000,000 shares authorized; 18,240,297 shares issued and 18,231,896 shares issued and outstanding at October 1, 2017, and 18,180,027 shares issued and 18,171,626 shares issued and outstanding at June 30, 2017	10	10
Treasury stock, at cost; 8,401 shares at October 1, 2017 and June 30, 2017	(94)	(94)
Additional paid-in capital	31,503	31,109
Retained earnings	—	3,569
Accumulated other comprehensive income	135	73
Total equity	31,554	34,667
Total liabilities and equity	$95,877	$99,623

ARC Group Worldwide, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the three months ended
	October 1, 2017	October 2, 2016
Cash flows from operating activities:
Net (loss) income	$(3,555)	$3,607
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,516	2,374
Share-based compensation expense	287	312
Loss (gain) on sale of subsidiaries	109	(5,722)
Bad debt expense and other	83	13
Deferred income taxes	—	(888)
Changes in working capital:
Accounts receivable	(1,645)	(1,379)
Inventory	(253)	(2,414)
Prepaid expenses and other assets	546	870
Accounts payable	820	1,990
Accrued expenses and other current liabilities	(437)	1,701
Deferred revenue	3	(37)
Net cash (used in) provided by operating activities	(1,526)	427

Cash flows from investing activities:
Purchases of property and equipment	(957)	(1,329)
Proceeds from sale of subsidiary	3,000	10,500
Net cash provided by investing activities	2,043	9,171

Cash flows from financing activities:
Proceeds from debt issuance	27,073	32,112
Repayments of long-term debt and capital lease obligations	(28,073)	(41,487)
Issuance of common stock under employee stock purchase plan	92	—
Net cash used in financing activities	(908)	(9,375)
Effect of exchange rates on cash	195	18
Net (decrease) increase in cash	(196)	241
Cash, beginning of period	593	3,620
Cash, end of period	$397	$3,861
Supplemental disclosures of cash flow information:
Cash paid for interest	$955	$1,007
Cash paid for income taxes, net of refunds	$27	$(927)